UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 6, 2005

INTERNATIONAL LEASE FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

CALIFORNIA	1-31616	22-3059110

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Boulevard, Suite 3400
Los Angeles, California 90067
(Address of principal executive offices, including zip code)

(310) 788-1999
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 2.06 Material Impairments
SIGNATURES

Item 2.06 Material Impairments.

In connection with a global aircraft lease transaction entered into in 2000 for a total of 14 aircraft, ILFC acquired certain securities and assumed certain obligations of American Trans Air Airlines and related entities (“ATA”). On October 26, 2004, ATA filed for protection under Chapter 11 of the U.S. Bankruptcy Code. On the basis of estimates of the probable outcome of the ATA bankruptcy and a review of the proper accounting treatment thereof, on January 6, 2005, ILFC concluded that it would record a charge in the fourth quarter to write down the value of the ATA securities and other obligations held by ILFC. The pre-tax charges are estimated to aggregate between $50 million and $55 million and will not have any impact on ILFC’s cash flows.

ATA has cured all of the defaults under the existing leases and continues to perform under the leases at the pre-bankruptcy contracted lease terms.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION

By:	/s/ Alan H. Lund

Alan H. Lund
Vice Chairman and Chief Financial Officer

DATED: January 10, 2005